UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018 (April 2, 2018)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 2, 2018, Robert Loughran, 52, was named Vice President, Corporate Controller of Tronox Limited (the “Company”). Mr. Loughran will have responsibility over financial reporting and play a leading role in the analysis and presentation of key financial data.  Mr. Loughran is eligible to participate in the Company’s long-term incentive plan and short-term cash annual incentive program.

Prior to joining the Company, Mr. Loughran was Group Vice President, Chief Accounting Officer at Avon Products, Inc. (“Avon”) since March 2016 and prior to that was Avon’s Vice President, Corporate Controller since May 2012. Mr. Loughran also served as Avon’s Acting Chief Financial Officer from October 2014 to March 2015. Prior to that, Mr. Loughran served as Avon’s Vice President and Assistant Controller from September 2009 to May 2012. Prior to that, he held the position of Executive Director, Assistant Controller upon joining Avon in 2004. Mr. Loughran is a Certified Public Accountant and holds a Bachelor of Science Degree from the University of Connecticut.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: April 3, 2018	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary